                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               GE MEDICAL SYSTEMS
                                  A DIVISION OF
                            GENERAL ELECTRIC COMPANY,

                                RUBY MERGER CORP.

                                       AND

                                  IMATRON INC.

                         DATED AS OF SEPTEMBER 21, 2001

                                TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER


                                                                                                       PAGE
ARTICLE I           PLAN OF MERGER.......................................................................1

                Section 1.1         THE MERGER...........................................................1
                Section 1.2         EFFECTIVE TIME.......................................................2
                Section 1.3         EFFECTS OF THE MERGER................................................2
                Section 1.4         CHARTER AND BY-LAWS; DIRECTORS AND OFFICERS..........................2
                Section 1.5         CONVERSION OF SECURITIES.............................................2
                Section 1.6         PARENT TO MAKE CERTIFICATES AVAILABLE................................3
                Section 1.7         DIVIDENDS; TRANSFER TAXES; WITHHOLDING...............................4
                Section 1.8         NO FRACTIONAL SECURITIES.............................................5
                Section 1.9         RETURN OF EXCHANGE FUND..............................................5
                Section 1.10        NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK..................5
                Section 1.11        CLOSING OF COMPANY TRANSFER BOOKS....................................6
                Section 1.12        LOST CERTIFICATES....................................................6
                Section 1.13        FURTHER ASSURANCES...................................................6
                Section 1.14        CLOSING..............................................................6


ARTICLE II          REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.....................................7

                Section 2.1         ORGANIZATION, STANDING AND POWER.....................................7
                Section 2.2         AUTHORITY............................................................7
                Section 2.3         CONSENTS AND APPROVALS; NO VIOLATION.................................8
                Section 2.4         PARENT COMMON STOCK TO BE ISSUED IN THE MERGER.......................9
                Section 2.5         SEC DOCUMENTS AND OTHER REPORTS......................................9
                Section 2.6         REGISTRATION STATEMENT AND PROXY STATEMENT...........................9
                Section 2.7         BROKERS.............................................................10
                Section 2.8         ABSENCE OF CERTAIN CHANGES OR EVENTS................................10
                Section 2.9         REORGANIZATION......................................................10
                Section 2.10        OPERATIONS OF SUB...................................................10
                Section 2.11        OWNERSHIP OF COMPANY COMMON STOCK...................................10

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................10

                Section 3.1         ORGANIZATION, STANDING AND POWER....................................11
                Section 3.2         CAPITAL STRUCTURE...................................................11
                Section 3.3         AUTHORITY...........................................................13
                Section 3.4         CONSENTS AND APPROVALS; NO VIOLATION................................14
                Section 3.5         SEC DOCUMENTS AND OTHER REPORTS.....................................15

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                       PAGE
                Section 3.6         REGISTRATION STATEMENT AND PROXY STATEMENT..........................15
                Section 3.7         ABSENCE OF CERTAIN CHANGES OR EVENTS................................16
                Section 3.8         PERMITS AND COMPLIANCE..............................................16
                Section 3.9         TAX MATTERS.........................................................18
                Section 3.10        ACTIONS AND PROCEEDINGS.............................................20
                Section 3.11        CERTAIN AGREEMENTS..................................................21
                Section 3.12        ERISA...............................................................22
                Section 3.13        COMPLIANCE WITH WORKER SAFETY LAWS..................................25
                Section 3.14        LIABILITIES; PRODUCTS...............................................25
                Section 3.15        LABOR MATTERS.......................................................26
                Section 3.16        INTELLECTUAL PROPERTY...............................................27
                Section 3.17        OPINION OF FINANCIAL ADVISOR........................................29
                Section 3.18        STATE TAKEOVER STATUTES.............................................29
                Section 3.19        REQUIRED VOTE OF COMPANY SHAREHOLDERS...............................29
                Section 3.20        REORGANIZATION......................................................29
                Section 3.21        ACCOUNTS RECEIVABLE.................................................29
                Section 3.22        INVENTORIES.........................................................30
                Section 3.23        ENVIRONMENTAL MATTERS...............................................30
                Section 3.24        SUPPLIERS AND DISTRIBUTORS..........................................31
                Section 3.25        INSURANCE...........................................................32
                Section 3.26        TRANSACTIONS WITH AFFILIATES........................................33
                Section 3.27        ACCURACY OF INFORMATION.............................................33
                Section 3.28        TITLE TO AND SUFFICIENCY OF ASSETS..................................34
                Section 3.29        BROKERS.............................................................34
                Section 3.30        REPRESENTATIONS AND WARRANTIES WITH RESPECT TO OPERATIONS OUTSIDE
                                    OF THE UNITED STATES................................................35
                Section 3.31        CODING..............................................................35
                Section 3.32        ACTIONS BY THE BOARD OF DIRECTORS...................................35

ARTICLE IV          COVENANTS RELATING TO CONDUCT OF BUSINESS...........................................35

                Section 4.1         CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER...............35
                Section 4.2         NO SOLICITATION.....................................................38
                Section 4.3         THIRD PARTY STANDSTILL AGREEMENTS...................................39
                Section 4.4         REORGANIZATION......................................................40

ARTICLE V           ADDITIONAL AGREEMENTS...............................................................40

                Section 5.2         PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT...40
                Section 5.3         ACCESS TO INFORMATION...............................................41

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                       PAGE
                Section 5.4         RULE 145 LETTERS....................................................42
                Section 5.5         STOCK EXCHANGE LISTINGS.............................................42
                Section 5.6         FEES AND EXPENSES...................................................42
                Section 5.7         COMPANY STOCK OPTIONS...............................................44
                Section 5.8         REASONABLE BEST EFFORTS.............................................46
                Section 5.9         PUBLIC ANNOUNCEMENTS................................................47
                Section 5.10        STATE TAKEOVER LAWS.................................................47
                Section 5.11        INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE...................47
                Section 5.12        NOTIFICATION OF CERTAIN MATTERS.....................................48
                Section 5.13        SUSPENSION OF 1994 EMPLOYEE STOCK PURCHASE PLAN.....................49

ARTICLE VI          CONDITIONS PRECEDENT TO THE MERGER..................................................49

                Section 6.1         CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..........49
                Section 6.2         CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER........50
                Section 6.3         CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER....51

ARTICLE VII         TERMINATION, AMENDMENT AND WAIVER...................................................53

                Section 7.1         TERMINATION.........................................................53
                Section 7.2         EFFECT OF TERMINATION...............................................55
                Section 7.3         AMENDMENT...........................................................55
                Section 7.4         WAIVER..............................................................56

ARTICLE VIII        GENERAL PROVISIONS..................................................................56

                Section 8.1         NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES; NO OTHER
                                    REPRESENTATIONS AND WARRANTIES......................................56
                Section 8.2         NOTICES.............................................................56
                Section 8.3         INTERPRETATION......................................................57
                Section 8.4         COUNTERPARTS........................................................58
                Section 8.5         ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES......................58
                Section 8.6         GOVERNING LAW.......................................................58
                Section 8.7         ASSIGNMENT..........................................................58
                Section 8.8         SEVERABILITY........................................................58
                Section 8.9         ENFORCEMENT OF THIS AGREEMENT.......................................59
                Section 8.10        PERFORMANCE BY SUB..................................................59
                Section 8.11        DEFINED TERMS.......................................................59

                                LIST OF EXHIBITS

                                                                                                DESCRIPTION
Exhibit A - Stock Option Agreement...............................................................Recital C

Exhibit B - Shareholder Agreement................................................................Recital C

Exhibit C - Plan of Merger.....................................................................Section 1.2

Exhibit D - Certificate of Incorporation.......................................................Section 1.4

Exhibit E - Rule 145 Letter....................................................................Section 5.4

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER, dated as of September 21, 2001
(this "AGREEMENT"), is among General Electric Company, a New York corporation ("PARENT"), Ruby Merger Corp., a New Jersey corporation and a wholly-owned subsidiary of Parent ("SUB"), and Imatron Inc., a New Jersey corporation (the "COMPANY") (Sub and the Company being hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS").

                                    RECITALS:

     A. The respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub with and into the Company upon the terms and subject to the conditions of this Agreement (the "MERGER"), and the respective Boards of Directors of Parent, Sub and the Company have approved and adopted this Agreement;

     B. Based upon their expectations that the Merger will further certain business objectives of the Sub and the Company (including, without limitation, diversification and the realization of economies of scale), the respective Boards of Directors of Sub and the Company have determined that the Merger is in the best interest of their respective shareholders;

     C. In order to induce Parent and Sub to enter into this Agreement, concurrently herewith (i) Parent and the Company are entering into the Stock Option Agreement dated as of the date hereof (the "STOCK OPTION AGREEMENT") in the form of the attached EXHIBIT A and (ii) Parent and certain of the shareholders of the Company are entering into the Shareholder Agreement dated as of the date hereof (the "SHAREHOLDER AGREEMENT") in the form of the attached EXHIBIT B; and

     D. For federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE").

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I
                                 PLAN OF MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the New Jersey Business Corporation Act (the "NJBCA"),

Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Sub in accordance with the NJBCA. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly-owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

     SECTION 1.2 EFFECTIVE TIME. The Merger shall become effective when the certificate of merger (the "CERTIFICATE OF MERGER"), executed in accordance with the relevant provisions of the NJBCA, and attaching the "Plan of Merger" in the form of EXHIBIT C, is filed with the Treasurer of the State of New Jersey; PROVIDED, HOWEVER, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 90 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "EFFECTIVE TIME" shall mean the date and time at which the Certificate of Merger is accepted for filing or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as defined in Section 1.14).

     SECTION 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in this Agreement and applicable provisions of the NJBCA.

     SECTION 1.4    CHARTER AND BY-LAWS; DIRECTORS AND OFFICERS.

          (a) The Certificate of Incorporation of the Company in effect at the Effective Time will be amended in its entirety at the Effective Time to read as set forth in EXHIBIT D hereto and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Sub in effect at the Effective Time will be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The directors of Sub at the Effective Time shall automatically, and without further action, be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

          (a) Each issued and outstanding share of common stock, no par value per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) All shares of Company Common Stock that are owned by Parent or Sub shall automatically be canceled and retired and shall cease to exist and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

          (c) Subject to the provisions of Section 1.8 hereof, each share of Common Stock, no par value per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b)) shall be converted into the right to receive the number of shares of common stock, par value $0.06 per share, of the Parent ("PARENT COMMON STOCK") determined by dividing $1.89 by the Average Parent Share Price (as defined below) and rounding the result to the nearest one thousandth of a share (the "MERGER CONSIDERATION"); provided, however, that if between the first day of the Valuation Period (as defined below) and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The "AVERAGE PARENT SHARE PRICE" means the average of the daily volume-weighted sales prices per share of Parent Common Stock on the New York Stock Exchange Tape for each of the 10 consecutive trading days ending on the trading day which is five calendar days prior to the Closing Date, or, if such ending date does not fall on a trading day, then the trading day immediately preceding the fifth calendar day prior to the Closing Date (the "VALUATION PERIOD"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6.

     SECTION 1.6    PARENT TO MAKE CERTIFICATES AVAILABLE.

          (a) EXCHANGE OF CERTIFICATES. Parent shall authorize a bank, trust company, or such other person or persons as shall be reasonably acceptable to Parent and the Company, to act as Exchange Agent hereunder (the "EXCHANGE AGENT"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(c) in exchange for outstanding shares of Company Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 1.5(c) out of the Exchange Fund. Except as contemplated by Section 1.9, the Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "CERTIFICATES") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of a Certificate held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

     SECTION 1.7 DIVIDENDS; TRANSFER TAXES; WITHHOLDING. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (a) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (b) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (c) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     SECTION 1.8 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the Average Parent Share Price by (b) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent, and the Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

     SECTION 1.9 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former shareholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 1.10 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Sections 1.7 and 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

     SECTION 1.11 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

     SECTION 1.12 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 1.7.

     SECTION 1.13 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     SECTION 1.14 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) (the "CLOSING DATE") or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company as follows:

     SECTION 2.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used with respect to Parent, any change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, operations, properties, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition of Parent and its Subsidiaries, taken as a whole.

     SECTION 2.2 AUTHORITY. On or prior to the date of this Agreement, the Board of Directors of Sub shall have declared the Merger advisable and have approved and adopted this Agreement in accordance with the NJBCA. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, Parent has all requisite corporate power and authority to enter into the Stock Option Agreement and the Shareholder Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Sub, the execution and delivery of the Stock Option Agreement and the Shareholder Agreement by Parent and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including all Board action) on the part of Parent and Sub, subject to the filing of appropriate Certificate of Merger as required by the NJBCA. This Agreement has been duly executed and delivered by Parent and Sub, the Stock Option Agreement and the Shareholder Agreement have been duly executed and delivered by Parent, and (assuming the valid authorization, execution and delivery of this Agreement and the Stock Option Agreement by the Company, the valid authorization, execution and delivery of the Shareholder Agreement by the shareholder of the Company that is a party thereto and the validity and binding effect hereof and thereof on the Company and such shareholder) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms and the Stock Option Agreement and the Shareholder Agreement constitute a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The filing of a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "REGISTRATION STATEMENT") has been duly authorized by Parent's Board of Directors.

     SECTION 2.3 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 2.3 have been obtained and all filings and obligations described in this Section 2.3 have been made, the execution and delivery of this Agreement, the Stock Option Agreement and the Shareholder Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (a) the Certificate of Incorporation or the By-laws of Parent, each as amended to date, (b) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (c) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (b), (c) or (d), any such violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or under the Stock Option Agreement or the Shareholder Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "GOVERNMENTAL ENTITY") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Stock Option Agreement or the Shareholder Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement or the Shareholder Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"),
(ii) the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, the Stock Option Agreement, or the Shareholder Agreement, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "STATE TAKEOVER APPROVALS"), (v) applicable requirements, if any, of state securities or "blue sky" laws ("BLUE SKY LAWS") and the New York Stock Exchange (the "NYSE"), (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or under the Stock Option Agreement or the Shareholder Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

     SECTION 2.4 PARENT COMMON STOCK TO BE ISSUED IN THE MERGER. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights created by statute, Parent's Certificate of Incorporation or By-laws or any agreement to which Parent is a party or by which Parent is bound and will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky laws.

     SECTION 2.5 SEC DOCUMENTS AND OTHER REPORTS. Parent has filed all required documents with the SEC since January 1, 1996 (the "PARENT SEC DOCUMENTS"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, since June 30, 2001, made any change in the accounting practices or policies applied in the preparation of financial statements.

     SECTION 2.6 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied in writing by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "PROXY STATEMENT") relating to the Shareholder Meeting (as defined in Section 5.1) will (a) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) in the case of the Proxy

Statement, at the time of the mailing of the Proxy Statement, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act.

     SECTION 2.7 BROKERS. No broker, investment banker or other person, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

     SECTION 2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement, since June 30, 2001, there has been no event causing a Material Adverse Effect on Parent, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on Parent.

     SECTION 2.9 REORGANIZATION. To the actual knowledge of the Vice President and Senior Counsel of Parent, Taxes, neither Parent nor any affiliate has taken or agreed to take any action or is aware of any fact with respect to Parent or its affiliates that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 2.10 OPERATIONS OF SUB. Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     SECTION 2.11 OWNERSHIP OF COMPANY COMMON STOCK. Neither Parent nor any of its Affiliates is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of, nor has Parent or any of its Affiliates within the last three years been the beneficial owner of, Company Common Stock equal to or greater than ten percent (10%) of the aggregate outstanding Company Common Stock.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub, subject to the exceptions set forth in a letter dated the date hereof and delivered on the date hereof by the Company to Parent, which relates to this Agreement and is designated therein as the (the "COMPANY LETTER") (which exceptions shall each specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates) as follows:

     SECTION 3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so incorporated, existing or in good standing or to have such power or authority would not, initially or in the aggregate, have a Material Adverse Effect on the Company. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" mean, when used with respect to the Company, any change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, operations, properties, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts (including, without limitation, those included in Section 3.1 of the Company Letter relating to the third and fourth quarters of 2001), or the business prospects and condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

     SECTION 3.2    CAPITAL STRUCTURE.

          (a) As of the date hereof, the authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, no par value ("COMPANY PREFERRED STOCK"). At the close of business on September 20, 2001,

               (i) 105,143,148 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights,

               (ii) no shares of Company Common Stock were reserved for future issuance upon exercise of outstanding vesting and exercisable stock options issued under the 2001 Option Plan, as amended (the "2001 Plan"),

               (iii) 522,500 shares of Company Common Stock were reserved for future issuance upon exercise of outstanding vesting and exercisable stock options issued under the 1998 Amended and Restated Non-Employee Director Stock Option Plan (the "DIRECTOR PLAN"),

               (iv) 3,663,782 shares of Company Common Stock were reserved for future issuance upon exercise of outstanding vesting and exercisable stock options issued under the 1993 Employee Stock Option Plan, as amended (the "1993 PLAN")

               (v) 1,079,893 shares of Company Common Stock were reserved for future issuance upon under the 1987 Stock Bonus Incentive Plan, as amended (the "1987 PLAN"),

               (vi) no shares of Company Common Stock were reserved for future issuance pursuant to any other plans of the Company or any of its Subsidiaries or other plans assumed by the Company in connection with any acquisition, business combination or similar transaction,

               (vii) 6,465,555 shares of Company Common Stock were reserved for future issuance pursuant to warrants to acquire Company Common Stock;

               (ix)  no shares of Company Preferred Stock are outstanding; and

               (x) no shares of Company Common Stock are held by any Subsidiary of the Company.

          (b) Section 3.2 (b) of the Company Letter, contains a correct and complete list as of the date of this Agreement of: (i) each outstanding option to purchase shares of Company Common Stock issued under the 2001 Plan, the Director Plan, and the 1993 Plan (collectively, the "COMPANY STOCK OPTION PLANS" and the options granted thereunder are collectively, the "COMPANY STOCK OPTIONS"), including the holder, date of grant, term, acceleration of vesting or exercisability, if any, exercise price and number of shares of Company Common Stock subject thereto; and (ii) each outstanding warrant to purchase shares of Company Common Stock (collectively, the "COMPANY WARRANTS"), including the holder, date of grant, term, acceleration of vesting or exercisability, if any, exercise price, and number of shares of Company Common stock subject thereto. Except as set forth on Section 3.2(b) of the Company Letter, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement.

          (c) Except as set forth in Section 3.2(c) of the Company Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of or any equity interests in the Company or any Subsidiary. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company

SEC Documents (defined below) filed prior to the date of this Agreement, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

          (d) Except as set forth on Section 3.2(d) of the Company Letter, as of the date hereof, neither the Company nor any of its Subsidiaries is party to or bound by (i) any agreement or commitment pursuant to which the Company or any Subsidiary of the Company is or could be required to register any securities under the Securities Act or (ii) any debt agreements or instruments which grant any rights to vote (contingent or otherwise) on matters on which shareholders of the Company may vote.

          (e) Section 3.2(e) of the Company Letter contains a correct and complete list as of the date of this Agreement of each of the Company's Subsidiaries.

          (f) Section 3.2(f) of the Company Letter contains a correct and complete list as of the date of this Agreement of each entity in which the Company owns an equity interest (other than a Subsidiary), including the number of outstanding shares of the stock of each such entity, the percentage interest represented by the Company's ownership in the entity, and the date of acquisition of the ownership interest in any such entity.

     SECTION 3.3 AUTHORITY. On or prior to the date of this Agreement, the Board of Directors of the Company has unanimously declared the Merger advisable and fair to and in the best interest of the Company and its shareholders, approved and adopted this Agreement and the Plan of Merger in accordance with the NJBCA, resolved to recommend the adoption of this Agreement by the Company's shareholders and directed that this Agreement and the Plan of Merger be submitted to the Company's shareholders for adoption. The Company has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement, to consummate the transactions contemplated by the Stock Option Agreement and, subject, in the case of the consummation of the Merger, to approval and adoption by the shareholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (i) approval and adoption of this Agreement by the shareholders of the Company and (ii) the filing of the Certificate of Merger as required by the NJBCA. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the Stock Option Agreement by Parent and the validity and binding effect of the Agreement on Parent and Sub and the Stock Option Agreement on Parent) constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Proxy Statement with the SEC and the issuance of up to 19.9% of the issued and outstanding shares of Company Common Stock pursuant to the Stock Option Agreement have been duly authorized by the Company's Board of Directors.

     SECTION 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (a) the Certificate of Incorporation of the Company (as amended from time to time, the "COMPANY CHARTER") or the By-laws of the Company, (b) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (c) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (b), (c) or (d), any such violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of Certificate of Merger with the Secretary of State of the State of New Jersey and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement or the Stock Option Agreement, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (v) applicable requirements, if any, of Blue Sky Laws or the Nasdaq National Market, (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

     SECTION 3.5 SEC DOCUMENTS AND OTHER REPORTS. The Company has filed all required documents with the SEC since December 31, 1996 (the "COMPANY SEC DOCUMENTS"). Except as set forth in Section 3.5 of the Company Letter, as of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles (except, in the case of the unaudited statements, to the extent permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in Section 3.5 of the Company Letter or in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since December 31, 1996, made any change in the accounting practices or policies applied in the preparation of financial statements.

     SECTION 3.6 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (a) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Proxy

Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

     SECTION 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.7 of the Company Letter or as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement, since June 30, 2001 (but excluding items disclosed under the heading "Certain Factors" in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001, as filed with the SEC and similar disclosures elsewhere in the Company SEC Documents filed prior to the date hereof (collectively, the "RISK FACTOR DISCLOSURES")), (a) the Company and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (b) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company, (c) there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to Company Stock Options, the 1987 Plan or the 1994 Employee Stock Purchase Plan, and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (d) there has not been (i) any adoption of a new Company Plan (as hereinafter defined),
(ii) any amendment to a Company Plan materially increasing benefits thereunder, (iii) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (iv) any granting by the Company or any of its Subsidiaries to any such executive officer or other key employee of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (v) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer or other key employee, (e) there has not been any material changes in the amount or terms of the indebtedness of the Company and its Subsidiaries from that described in the 2000 Company Annual Report (excluding the Risk Factor Disclosures), and (f) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

     SECTION 3.8 PERMITS AND COMPLIANCE. Each of the Company and its Subsidiaries is and at all times has been in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "COMPANY PERMITS"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no suspension or cancellation of any of the Company

Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is or has been in violation of (a) its charter, by-laws or other organizational documents, (b) any applicable law, ordinance, administrative, or governmental rule or regulation, including any consumer protection, equal opportunity, customs, export control, foreign trade, foreign corrupt practices (including the Foreign Corrupt Practices Act), patient confidentiality, health, health care industry regulation and third-party reimbursement laws including under any Federal Health Care Program (as defined in Section 1128B(f) of the U.S. Federal Social Security Act (together with all regulations promulgated thereunder, the "SSA")), (c) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or (d) any Company Permits, except, in the case of clauses (a), (b), (c) and (d) for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Without limiting the foregoing, the Company is in compliance, in all material respects, with all current applicable statutes, rules, regulations, standards, guidelines, policies or orders administered or issued by the United States Food and Drug Administration (the "FDA") or comparable foreign Governmental Entity, including, but not limited to, FDA's Quality System Regulation, 21 CFR Part 820; the Company does not have knowledge of any facts which furnish any reasonable basis for any Form FDA-483 observations or regulatory or warning letters from the FDA, Section 305 notices, or other similar communications from the FDA or comparable foreign entity; and since March 13, 1997, there have been no recalls, field notifications, alerts or seizures requested or threatened relating to the Company's products, except set forth in Section 3.8 of the Company Letter. The Company's products, where required, are being marketed under valid 510(k) pre-market notifications cleared by FDA under Section 510(k) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. ss. 360(k), and 21 C.F.R. Part 807, Subpart E ("510(k)s") or pre-market approval applications approved by the FDA in accordance with 21 U.S.C. ss. 360e and 21 C.F.R. Part 814 ("PMAs"). All 510(k)s and/or PMAs for the Company's products are exclusively owned by the Company, and there is no reason to believe that FDA is considering limiting, suspending, or revoking any such 510(k)s or PMAs or changing the marketing classification or labeling of any such products. To the Knowledge of the Company, there is no false information or significant omission in any product application or product-related submission to the FDA or comparable foreign Governmental Entity. The Company has obtained all necessary regulatory approvals from any foreign regulatory agencies related to the products distributed and sold by the Company. Neither the Company nor any Subsidiary, nor the officers, directors, managing employees or agents (as those terms are defined in 42 C.F.R. ss.1001.1001) of the Company or any Subsidiary: (i) have engaged in any activities which are prohibited under, or are cause for civil penalties or mandatory or permissive exclusion from, any Federal Health Care Program under Sections 1128, 1128A, 1128B, or 1877 of SSA or related state or local statutes, including knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease or order, of any item or service for which payment may be made in whole or in part under any such program; (ii) have had a civil monetary penalty assessed against them under Section 1128A of SSA; (iii) have been excluded from participation under any Federal Health Care Program; or (iv) have been convicted (as defined in 42 C.F.R. ss. 1001.2) of any of the categories of offenses described in Sections 1128(a) or 1128(b)(1), (b)(2), or (b)(3) of SSA. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement (excluding the Risk Factor Disclosures), there are no contracts or agreements of the Company or its Subsidiaries having terms or conditions which would have a Material Adverse Effect on the Company or having covenants not to compete that materially impair the ability of the Company to conduct its business as currently conducted or would reasonably be expected to materially impair Parent's ability to conduct its businesses. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement (excluding the Risk Factor Disclosures), no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement or the Stock Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. "KNOWLEDGE OF THE COMPANY" means the actual knowledge of the officers and directors listed on
Section 3.8 of the Company Letter.

     SECTION 3.9 TAX MATTERS. Except as otherwise set forth in Section 3.9 of the Company Letter, (a) the Company and each of its Subsidiaries have timely filed (taking account of extensions to file that have been properly obtained) all material Tax Returns (as hereinafter defined) required to have been filed by it, and such Tax Returns are correct and complete in all material respects; (b) the Company and each of its Subsidiaries have timely paid (taking account of extensions to pay that have been properly obtained) all Taxes (as hereinafter defined) required to be paid by it that are material (either individually or in the aggregate) and that have been due, will timely pay all Taxes required to be paid by it that are material (either individually or in the aggregate) and that will be due on or prior to the Effective Time, and the Company has established in accordance with Generally Accepted Accounting Principles an adequate reserve for the payment of Taxes that are not yet due or payable; (c) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes;
(d) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes, which remains open; (e) no federal, state, local, or foreign audits or administrative proceedings, of which the Company or its Subsidiaries has notice, are pending with regard to any material Taxes or material Tax Returns of the Company or its Subsidiaries and none of them has received a notice of any proposed audit or proceeding from the Internal Revenue Service ("IRS") or any other taxing authority; (f) no issues that have been raised by the relevant taxing authority in connection with the examination of Tax Returns required to have been filed by or with respect to the Company and each of its Subsidiaries are currently pending; (g) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full; (h) neither the Company nor any of its Subsidiaries has engaged in any transaction that would constitute a "tax shelter" within the meaning of Section 6111 or 6662 of the Code; (i) neither the Company nor any of its Subsidiaries has submitted a request for a ruling to the IRS or a State tax authority; (j) neither the Company nor any of its subsidiaries has made or rescinded any express or deemed election relating to Taxes since March 31, 1997, that is not reflected in any Tax Return; (k) neither the Company nor any of its Subsidiaries has changed any of its methods of reporting income or deductions for Tax purposes from those employed in the preparation of its Tax Returns for the year ending March 31, 1997; (l) neither Company nor any of its Subsidiaries has been a member of an affiliated group of corporations (within the meaning of Section 1504(a)) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined, or unitary income tax return under comparable provisions of state, local, or foreign tax law) for any taxable period, other than a group the common parent of which is Company; (m) neither Company nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to material Taxes of such other person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax law) including any liability for Taxes of any predecessor entity; (n) to the Knowledge of the Company, there are no facts that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; (o) there is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company and its subsidiaries under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign law); (p) no foreign subsidiary of the Company is, or at any time has been, a passive foreign investment company within the meaning of
Section 1297 of the Code, neither the Company nor any Subsidiary is a shareholder, directly or indirectly, in a passive foreign investment company, and no foreign subsidiary of the Company that is not a United States person
(x) is, or at any time has been, engaged in the conduct of a trade or business within the United States or treated as or considered to be so engaged and (y) has, or at any time has had, an investment in "United States property" within the meaning of Section 956(c) of the Code; neither the Company nor any Subsidiary is, or at any time has been, subject to (A) the dual consolidated loss provisions of the Section 1503(d) of the Code, (B) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the recharacterization provisions of Section 952(c)(2) of the Code; (q) no claim has been made by any taxing authority in any jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; (r) the Company Letter sets forth all foreign jurisdictions in which the Company or any of its subsidiaries is subject to Tax, is engaged in business or has a permanent establishment; (s) no income will be recognized by the Company or any of its Subsidiaries as a result of the Merger; (t) the Company and each of its subsidiaries have timely filed all Tax Returns relating to sales taxes that they were required to file and have paid all sales taxes that have become due; (u) the Company has furnished to Parent true and complete copies of all Tax Returns for all periods, the statute of limitations for the assessment of Tax with respect to which has not expired, (v) neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its Subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and (w) the Company has not made any payments, and is not party to an agreement that could require it to make any payments (including any deemed payment of compensation upon exercise of any option), that would not be fully deductible by reason of Section 162(m) of the Code. For purposes of this Agreement: (i) "TAXES" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer, excise, capital, or net worth tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest thereon or penalty imposed with respect thereto by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined, or any other basis, and shall include any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement, or otherwise), and (ii) "TAX RETURN" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

     SECTION 3.10 ACTIONS AND PROCEEDINGS. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, Company Plans or ERISA Affiliates, or against or involving any of the present or former directors, officers, employees, consultants, agents or shareholders of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. Except as set forth in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, Company Plans or ERISA Affiliates, or any of its or their present or former directors, officers, employees, consultants, agents or shareholders, as such, or any of the Company or the Subsidiaries properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, Company Plans or ERISA Affiliates, or any of its or their present or former officers, directors, employees, consultants, agents or shareholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Stock Option Agreement.

     SECTION 3.11  CERTAIN AGREEMENTS.

          (a) Except as set forth in Section 3.11(a) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan relating to the compensation or employment of employees of the Company or its Subsidiaries, including any employment agreement, confidentiality agreement, arbitration agreement, expatriate agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, pension plan (as defined in Section 3(2) of ERISA) or welfare plan (as defined in Section 3(1) of ERISA) (collectively the "COMPENSATION AGREEMENTS"), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement or the Stock Option Agreement except as provided in Section 5.7. Section 3.11(a) of the Company Letter sets forth (i) for each officer, director, employee, consultant, agent, or shareholder who is a party to, or will receive benefits under, any Compensation Agreement as a result of the transactions contemplated herein, the total amount that each such person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company or its Subsidiaries from each officer, director, employee, consultant, agent, or shareholder of the Company and its Subsidiaries. Each officer, director, employee, consultant, agent, or shareholder of the Company or any Subsidiary with access to confidential or proprietary information of the Company or any Subsidiary has executed a legally binding agreement obligating such employee or consultant to hold confidential such proprietary information. To the Knowledge of the Company, no officer, director, employee, consultant, agent, or shareholder of the Company or any of Subsidiary is in violation of any term of any Compensation Agreement, employment contract, confidentiality or non-disclosure agreement or any other contract, agreement, commitment or understanding relating to the relationship of such employee, consultant or agent with the Company, any Subsidiary, or any other party.

          (b) Set forth in Section 3.11(b) of the Company Letter is a list of all contracts that involve payments by the Company of more than $1,000,000 or are otherwise material to the business of the Company and its Subsidiaries taken as a whole (whether oral or written), including all distribution contracts, sole-source supply contracts, national accounts contracts, any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any material lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject (collectively,

"SIGNIFICANT CONTRACTS"). Prior to the date hereof, the Company has provided true and complete copies of all such contracts to Parent.

          (c) Except as set forth on Section 3.11(c) of the Company Letter, each Significant Contract is a legal, valid and binding agreement of the Company or its Subsidiaries, neither the Company nor any of its Subsidiaries (or to the Knowledge of the Company, any other party thereto) is in default under any Significant Contract, and none of such Significant Contracts has been canceled by the other party thereto; each Significant Contract is in full force and effect and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by the Company or any Subsidiary party thereto which would entitle the other party to such Significant Contract to terminate the same or declare a default or event of default thereunder; the Company and the Subsidiaries are not in receipt of any claim of default under any such agreement; in each instance, except where it would not have a Material Adverse Effect on the Company.

     SECTION 3.12  ERISA

          (a) Each Company Plan is listed in Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has delivered to Parent a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the appropriate agency, to the extent required by the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan that is funded and the latest financial statements thereof,
(iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the three most recent actuarial reports or valuations relating to a Company Plan subject to Title IV of ERISA , and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 35, (vii) the most recent determination letter and request therefore, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code,
(viii) any request for a determination currently pending before the IRS including all correspondence related thereto, (ix) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy, (x) all forms and certificate samples used to comply with Sections 4980B, 9801 and 9802 of the Code, (xi) the amounts of accrued benefits under any unfunded Company Plan that defers the receipt of income, and (xii) all official filings, plan documents, and computations related to COMPANY FOREIGN BENEFIT PLAN (AS DEFINED IN SECTION 3.12(e)). Except as would not have a Material Adverse Effect on the Company, each Company Plan and the administration thereof complies, and has at all times complied, in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. Except as set forth in Section 3.12(a) of the Company Letter, no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived and no transaction prohibited by Section 406 of ERISA and no

"prohibited transaction" under Section 4975(c) of the Code has occurred with respect to any Company Plan. Neither the Company nor any of its Subsidiaries or ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Multiemployer Plan (as hereinafter defined) and would not incur any withdrawal liability if it withdrew from all Company Multiemployer Plans on the date of this Agreement. No action has been taken, or is currently being considered, to terminate or withdraw from any Company Plan subject to Title IV of ERISA and there is no reason to believe the Pension Benefit Guaranty Corporation would initiate the termination of any such Plan. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. All contributions to Company Plans that were required to be made under such Plans will have been made as of the Closing Date, and all benefits accrued under any unfunded Company Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP, as of such date, and the Company and its ERISA Affiliates will have performed by the Closing all material obligations required to be performed as of such date under all Company Plans. None of the Company any of its Subsidiaries or ERISA Affiliates has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Company Plan that would affect any employee or former employee of the Company or any of its Subsidiaries or ERISA Affiliates. No person who is not an employee or former employee or the surviving spouse, beneficiary or dependent of such an employee or former employee of the Company or any Subsidiary or ERISA Affiliate is entitled to benefits under any Company Plan.

          (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Subsidiary or ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, and nothing has occurred with respect to the operation of such Company Plans which could cause the loss of such qualification or the imposition of any liability, penalty or tax under ERISA or the Code. Neither the Company nor any of its Subsidiaries or ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. No event has occurred and there exists no condition or set of circumstances that would result in a material increase in the contributions required to be made to any Company Multiemployer Plan by the Company or any Subsidiary or ERISA Affiliate. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code. The Company and all ERISA Affiliates have at all times complied with the notice and continuation requirements of Code Section 4980B and ERISA Section 601.

Neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (1) of ERISA.

          (c) As used herein, (i) "COMPANY PLAN" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, time off, termination, employment, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, or any plan or policy required under federal, state, local, or foreign law, in each case established, maintained or contributed to by the Company or any of its Subsidiaries or ERISA Affiliates or as to which the Company or any of its Subsidiaries or ERISA Affiliates has contributed or otherwise may have any liability, (ii) "COMPANY MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its Subsidiaries or ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and
(iii) "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

          (d) Section 3.12(d) of the Company Letter contains a list of all
(i) severance and employment agreements with employees of the Company and each Subsidiary and ERISA Affiliate, (ii) severance programs and policies of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

          (e) Except as set forth in Section 3.12(e) of the Company Letter, with respect to each Company Plan not subject to United States law (a "COMPANY FOREIGN BENEFIT PLAN"), except as would not have a Material Adverse Effect on the Company, (i) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the reserve shown on the Company's consolidated financial statements for any unfunded Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the projected benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according reasonable, country specific actuarial assumptions and valuations and no transaction contemplated by this Agreement shall cause such assets or insurance obligations or book reserve to be less than such projected benefit obligations; and (ii) each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities. No action has been taken, or is currently being considered, to terminate or withdraw from any Company Foreign Benefit Plan.

     SECTION 3.13 COMPLIANCE WITH WORKER SAFETY LAWS The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "WORKER SAFETY LAWS"), except for any violations that, individually or in the aggregate, would not require expenditures exceeding $100,000. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, require expenditures exceeding $100,000.

     SECTION 3.14  LIABILITIES; PRODUCTS.

          (a) Except as fully reflected or reserved against in the financial statements included in the 2000 Company Annual Report, or disclosed in the footnotes thereto and as disclosed in Section 3.14(a) of the Company Letter, the Company and its Subsidiaries had no liabilities (including Tax liabilities) at the date of such financial statements, absolute or contingent, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, and had no liabilities (including Tax liabilities) that were not incurred in the ordinary course of business. As of the date hereof, the Company had less than $5,500,000 of indebtedness for borrowed money.

          (b) Since December 31, 1996, neither the Company nor any Subsidiary has received a claim for or based upon breach of product or service warranty or guaranty or similar claim (other than warranty or guaranty claims in the ordinary course of business not material in amount or significance), strict liability in tort, negligent design of product, negligent provision of services or any other allegation of liability, including or arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services; and, to the Knowledge of the Company, there is no basis for any such claim which, if asserted, would likely have a Material Adverse Effect on the Company.

          (c) The Company has provided in Section 3.14(c) of the Company Letter a schedule of products in development and planned introductions. The Company reasonably expects the goals set forth therein to be achieved in all material respects, except for such deviations as would not have a Material Adverse Effect on the Company. The product and service engineering, development, manufacturing and quality control processes which have been and are being followed by the Company are reasonably designed to produce products and services which (i) are consistent with the claims made about them in the Company's sales brochures and other statements made about them by or on behalf of the Company, (ii) otherwise meet the reasonable expectations of customers, (iii) comply with applicable regulatory requirements and (iv) avoid claims of the type described in Section 3.14(b).

          (d) Neither the Company nor any of its Subsidiaries has made any sales to customers that are contingent upon (i) providing future enhancements of existing products, (ii) adding features not currently available on existing products or (iii) otherwise enhancing the performance of existing products (other than beta or similar arrangements pursuant to which customers of the Company or any of its Subsidiaries from time to time test or evaluate products).

     SECTION 3.15  LABOR MATTERS.

          (a) Company has previously delivered to Parent true, complete and current copies of each collective bargaining agreement to which Company or any Subsidiary is a party, as well as any similar such agreement or works council documents related to the employment of Company Business Personnel outside of the United States. The Company and each Subsidiary has complied with all obligations under any national law or agreement requiring information, consultation, or participation or other communications or negotiation with employees or their representative regarding this transaction. Except as listed in Section 3.15(a) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract, nor are they under any current obligation to bargain with any bargaining agent on behalf of any of the employees working in or for the Company or any Subsidiary, nor has there been any attempt or threatened attempt to organize such employees, nor does any question concerning representation exist concerning such employees. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "COMPANY BUSINESS PERSONNEL"). There is no labor strike, dispute, slowdown, stoppage, or lockout actually pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and during the past five years there has not been any such action. Without limiting the generality of foregoing, except as identified in Section 3.15(a) of the Company Letter: (A) no unfair labor practice charges or complaints have been filed against the Company or any of its Subsidiaries with any Governmental Entity, of which the Company or any of its Subsidiaries has received written notice; (B) neither the Company nor any of its Subsidiaries have received any written notice or communication reflecting an intention or threat to file any such charge or complaint; (C) no person has made any claim or charge or threatened any claim or charge against the Company or any of its Subsidiaries under any statute, regulation or ordinance relating to discrimination with respect to employees or employment practices; (D) no claim or charge is pending or threatened against the Company or any of its Subsidiaries in connection with the Fair Labor Standards Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Occupational Safety and Health Act or similar federal, state or local laws; (E) there is no grievance arising out of any collective bargaining agreement or other grievance procedure; (F) there are no written personnel policies, rules or procedures applicable to employees of the Company or any of its

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Subsidiaries, other than those listed in Section 3.15(a) of the Company
Letter, correct copies of which have heretofore been delivered to Parent; and
(G) neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

          (b) Except as set forth in Section 3.15(b) of the Company Letter,
(i) the Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Workers Adjustment Retraining Notification Act, as amended, and any rules or regulations promulgated thereunder (the "WARN ACT") , as well as any similar state, local, or foreign law pertaining to notice or severance when employees are terminated, and no fact or event exists that would reasonably be expected to give rise to liability under such law; (ii) no compensation paid or payable to any employee of the Company or any of its Subsidiaries has been or will be nondeductible by reason of application of Section 162(m) of the Code; and
(iii) neither the Company nor any of its Subsidiaries has any obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 with respect to any former employees or their related qualifying beneficiaries.

          (c) The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the employment of Company Business Personnel and individuals the Company or its Subsidiaries have classified as agents, consultants, or independent contractors, including, but not limited to all federal, state, local and foreign laws relating to wages (including the proper classification of represented and non-represented employees), working conditions, leave, unemployment insurance, workers' compensation, disability, discrimination, recordkeeping, and the withholding of payroll taxes.

          (d) No employee, consultant or agent of the Company or any of its Subsidiaries is in violation of any term of any employment contract, collective bargaining agreement, confidentiality or non-disclosure agreement or any other contract, agreement, commitment or understanding relating to the relationship of such employee, consultant or agent with the Company or any of its Subsidiaries or any other party.

          (e) As of the date hereof, except as set forth in Section 3.15(e) of the Company Letter, neither the Company nor any Subsidiary has knowledge that any officer or key employee intends to terminate employment with the Company or any Subsidiary. The Company will notify Parent promptly if it gains such knowledge between the date hereof and the Effective Time.

     SECTION 3.16 INTELLECTUAL PROPERTY. "COMPANY INTELLECTUAL PROPERTY" means all United States and foreign trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, trade dress, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, author's rights, designs, utility models, inventor rights, software, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, trade secrets, applications for trademark and servicemark registrations, know-how, data, confidential information and other proprietary rights, and any data and information of any nature or form used or held for use in connection with the businesses of the Company and/or its Subsidiaries as currently conducted or as currently contemplated by the Company, together with all applications currently pending or in process for any of the foregoing.

          (a) The Company and its Subsidiaries own, or possess adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers or others as needed), all of the Company Intellectual Property that is necessary or appropriate for the conduct or contemplated conduct of the Company's or Subsidiaries' businesses. Section 3.16 of the Company Letter lists each license or other agreement pursuant to which the Company or any Subsidiary has the right to use Company Intellectual Property utilized in connection with any product of, or service provided by, the Company and its Subsidiaries, the cancellation or expiration of which would have a Material Adverse Effect on the Company (the "COMPANY LICENSES").

          (b) There are no pending, and between the date hereof and the Effective Time, there shall not be any pending or threatened interferences, re-examinations, oppositions or cancellation proceedings involving any patents or patent rights, trademarks or trademark rights, or applications therefor, of the Company or any Subsidiary, except such as may be commenced by Parent or any Subsidiary of Parent.

          (c) There is no breach or violation by the Company or by any Subsidiary under, and there is no breach or violation by any other party to, any Company License that is reasonably likely to give rise to any termination or any loss of rights thereunder.

          (d) There has been no unauthorized disclosure or use of confidential information, trade secret rights, processes and formulas, research and development results and other know-how of the Company or any Subsidiary, the value of which to the Company and its Subsidiaries is dependent upon the maintenance of the confidentiality thereof.

          (e) The conduct of the business of the Company and the Subsidiaries as currently conducted or contemplated in connection with the introduction of planned new products and services does not and will not infringe upon or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark, service mark right, copyright, trade secret or any other intellectual property rights of any third party.

          (f) There are no infringements of, or conflicts with, any Company Intellectual Property.

          (g) There are no pending or threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of the Company Intellectual Property.

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

          (h) The Company and its Subsidiaries have entered into agreements with employees, consultants, officers, shareholders and agents sufficient to maintain the confidentiality of the Company Intellectual Property.

          (i) Neither the Company nor any Subsidiary has licensed or otherwise permitted the use by any third party of any proprietary information or Company Intellectual Property on terms or in a manner which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

     SECTION 3.17 OPINION OF FINANCIAL ADVISOR. The Company will have received the written opinion of Thomas Weisel Partners LLC, dated the date hereof to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent.

     SECTION 3.18 STATE TAKEOVER STATUTES. The Board of Directors of the Company has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to render the provisions of Chapter 10A of the NJBCA inapplicable to the Merger, this Agreement, the Stock Option Agreement, the Shareholder Agreement, and the transactions contemplated hereby and thereby. To the Knowledge of the Company, no other state takeover statute or similar charter or bylaw provisions are is applicable to the Merger, this Agreement, the Stock Option Agreement, and the Shareholder Agreement and the transactions contemplated hereby and thereby.

     SECTION 3.19 REQUIRED VOTE OF COMPANY SHAREHOLDERS. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt this Agreement. No other vote of the security holders of the Company is required by law, the Company Charter or the By-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and in the Stock Option Agreement.

     SECTION 3.20 REORGANIZATION. To the Knowledge of the Company, (a) neither it nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and (b) there are no facts that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.21 ACCOUNTS RECEIVABLE. All of the accounts and notes receivable of the Company and its Subsidiaries set forth on the books and records of the Company (net of the applicable reserves reflected on the books and records of the Company and in the financial statements included in the Company SEC Documents) (a) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona

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fide arm's length transactions and (b) constitute valid claims. With respect to the accounts receivable that existed on June 30, 2001 and arose out of the sale of scanners, 75% of the amount due with respect to each of such accounts will be collected on or before the earlier of November 30, 2001, or 5 days prior to the Effective Time (net of reserves therefor reflected on the financial statements included in the Company SEC Documents as of the date hereof) without any amendment of the contract terms and conditions (including pricing) of the applicable sales contract.

     SECTION 3.22 INVENTORIES. Except as set forth in Section 3.22 of the Company Letter, all inventories of the Company and its Subsidiaries consist of items of merchantable quality and quantity usable or saleable in the ordinary course of business, are saleable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company or the applicable Subsidiary therefor, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements, except to the extent that the failure of such inventories so to consist, be saleable, conform, or be manufactured would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.22 of the Company Letter, the quantities of all inventories, materials, and supplies of the Company and each Subsidiary (net of the obsolescence reserves therefor shown in the financial statements included in the Company SEC Documents and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, slow-moving, defective, or excessive, and are reasonable and balanced in the circumstances of the Company and its Subsidiaries, except to the extent that the failure of such inventories to be in such conditions would not have a Material Adverse Effect on the Company.

     SECTION 3.23  ENVIRONMENTAL MATTERS.

          (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "HAZARDOUS SUBSTANCES" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances capable of causing harm to human health or the environment or regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "ENVIRONMENTAL LAW" means any law or regulation, past, present or future and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the manufacture, use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

          (b) The Company and the Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in Section 3.23 of the Company Letter or where such non-compliance or obligation would not, individually or in the aggregate, require expenditures exceeding $500,000.

          (c) Neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's or any of its Subsidiaries' properties or any other properties, other than in a manner that would not, in all such cases taken individually or in the aggregate, require expenditures exceeding $1,000,000, (ii) any Knowledge or reason to know of the presence of any Hazardous Substances on, under, emanating from, or at any of the Company's or any of its Subsidiaries' properties or any other property but arising from the Company's or any of its Subsidiaries' current or former properties or operations, other than in a manner that would not require expenditures exceeding $1,000,000, or (iii) any Knowledge or reason to know, nor has it received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require expenditures exceeding $500,000, or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in Section 3.23 of the Company Letter.

          (d) No Environmental Law imposes any obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

          (e) There are no environmental assessments or audit reports or other similar studies or analyses in the possession or control of the Company or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries.

     SECTION 3.24  SUPPLIERS AND DISTRIBUTORS.

          (a) Neither the Company nor any Subsidiary has received any notice, oral or written, or has any reason to believe that (i) any significant supplier, including without limitation any sole source supplier, will not sell raw materials, supplies, merchandise and other goods to the Company or any Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company and its subsidiaries, subject only to general and customary price increases, unless comparable raw materials, supplies, merchandise, or other goods are readily available from other sources on comparable terms and conditions, (ii) any significant customer of the Company or any of its Subsidiaries intends to terminate or limit or alter its business relationship with the Company or any such Subsidiary or (iii) as of the date hereof, any individual included in Section 3.24 of the Company
Letter intends to terminate or has terminated such individual's employment with the Company or any such Subsidiary.

          (b) Except as set forth in Section 3.24 of the Company Letter, neither the Company nor any Subsidiary has received any notice, oral or written, or has any reason to believe that any distributors, sales representatives, sales agents, or other third party sellers, will not sell or market the products or services of the Company or any Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those used in the current sales and distribution contracts of the Company and its Subsidiaries.

          (c) Except as set forth in Section 3.24 of the Company Letter, each agreement between the Company or any of its Subsidiaries and any distributor, sales representative, sales agent or other third party who sells or markets the products or services of the Company or any of its Subsidiaries constitutes a valid and binding obligation of the parties thereto and is in full force and effect and will continue in full force and effect after the Effective Time, in each case, without breaching the terms thereof, giving rise to a right of termination thereunder or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Except as set forth in
Section 3.24 of the Company Letter, the Company or one of its Subsidiaries has fulfilled and performed its obligations under each such agreement, and neither the Company nor any of its Subsidiaries is in, or alleged to be in, breach or default thereunder, nor is there or is there alleged to be any basis for termination thereof, and, to the Knowledge of the Company, no other party to any such agreement has breached or defaulted thereunder or has acted or failed to act in any manner that is reasonably likely to result in criminal charges or claims for material damages being brought against the Company or any of its Subsidiaries; and except as set forth in Section 3.24 of the Company Letter, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or any of its Subsidiaries or by any such other party.

     SECTION 3.25 INSURANCE. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and the Subsidiaries and their respective properties and assets, and are in character and amount similar to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company and each Subsidiary have made any and all payments required to maintain such policies in full force and effect. Neither the Company nor any Subsidiary has received notice of default under any such policy, and has not received written notice or, to the Knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

     SECTION 3.26  TRANSACTIONS WITH AFFILIATES.

           (a) For purposes of this Section 3.26, the term "AFFILIATED PERSON" means (i) any record, or (to the knowledge of the Company) beneficial, holder of 2% or more of the Company Common Stock, (ii) any director, officer or senior executive of the Company or any Subsidiary, (iii) any person, firm, entity or corporation that directly or indirectly controls, is controlled by, or is under common control with, any of the Company or any Subsidiary; (iv) any member of the immediate family or any of such persons; or (v) any person, firm, entity or corporation of which the Company owns more than 5% of any class of outstanding equity securities or partnership interests.

          (b) Except as set forth in the Company SEC Reports filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures), since June 30, 2001, the Company and its Subsidiaries have not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any Subsidiary), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

          (c) Except as set forth in the Company SEC Reports filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures), (i) the contracts of the Company and its Subsidiaries do not include any material obligation or commitment between the Company or any Subsidiary and any Affiliated Person, (ii) the assets of the Company or any Subsidiary do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any Subsidiary and (iii) the liabilities of the Company and its Subsidiaries do not include any payable or other obligation or commitment from the Company or any Subsidiary to any Affiliated Person.

          (d) To the Knowledge of the Company and except as set forth in the Company SEC Reports filed with the SEC prior to the date hereof, no Affiliated Person of any of the Company or any Subsidiary is a party to any contract with any customer or supplier of the Company or any Subsidiary that affects in any material manner the business, financial condition or results of operation of the Company or any Subsidiary.

     SECTION 3.27 ACCURACY OF INFORMATION. Neither this Agreement nor any other document provided by the Company or its Subsidiaries or any of their respective employees or agents to Parent in connection with the transactions

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contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     SECTION 3.28  TITLE TO AND SUFFICIENCY OF ASSETS.

          (a) As of the date hereof, the Company and its Subsidiaries own, and as of the Effective Time the Company and its Subsidiaries will own, good and marketable title to all of their assets constituting personal property which is material to their business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, "LIENS"), except as set forth in the Company SEC Documents filed with the SEC prior to the date hereof, or Section
3.28 of the Company Letter. Such assets, together with all assets held by the Company and its Subsidiaries under leases, include all tangible and intangible personal property, contracts and rights necessary or required for the operation of the businesses of the Company as presently conducted.

          (b) As of the date hereof, the Company and its Subsidiaries will own, good and marketable title to all of their Real Estate which is material to such persons (excluding, for purposes of this sentence, Real Estate leases) free and clear of any and all Liens, except as set forth in the Company SEC Documents filed with the SEC prior to the date hereof or in
Section 3.28 of the Company Letter or such other Liens on Real Estate which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Such Real Estate assets, together with all Real Estate assets. All Real Estate leases held by the Company and its Subsidiaries, are adequate for the operation of the businesses of the Company as presently conducted. The leases to all Real Estate occupied by the Company and the Subsidiaries are in full force and effect and no event has occurred which with the passage of time, the giving of notice, or both, would constitute a default or event of default by the Company or any Subsidiary or, to the Knowledge of the Company, any other person who is a party signatory thereto, other than such defaults or events of default which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. For purposes of this Agreement, "REAL ESTATE" means, with respect to the Company or any Subsidiary, as applicable, all of the fee, if any, or leasehold ownership right, title and interest of such person, in and to all real estate and improvement owned or leased by any such person and which is used by any such person in connection with the operation of its business.

     SECTION 3.29 BROKERS. No broker, investment banker or other person, other than Thomas Weisel Partners LLC and AmeriCal Securities, Inc., the fees and expenses of which will be paid by the Company (as reflected in an agreement between such parties and the Company, a copy of each of which has been furnished to Parent (the "BROKER AGREEMENTS")), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement and by the Stock Option Agreement based upon arrangements made by or on behalf of the Company. The total amount of fees and expenses to be paid in connection with the transactions contemplated by this Agreement is set forth in Section 3.29 of the Company

Letter. The Broker Agreements shall not be amended after the date hereof without the consent of Parent.

     SECTION 3.30 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO OPERATIONS OUTSIDE OF THE UNITED STATES. If a representation and warranty relates in whole or in part to operations of the Company and its Subsidiaries in jurisdictions outside of the United States, then the interpretation thereof shall be made (to the extent appropriate) by reference to the laws and regulations of the relevant jurisdiction.

     SECTION 3.31 CODING. None of the Company, any of its Subsidiaries, or any employee of either of them has presented or caused to be presented for payment or reimbursement any claim for a procedure, item or service that is not accurate and in conformity with the American Medical Association's CURRENT PROCEDURAL TERMINOLOGY (CPT), the INTERNATIONAL CLASSIFICATION OF DISEASE, NINTH REVISION, CLINICAL MODIFICATION (ICD-9-CM), and other applicable coding systems with respect to the procedure, item or service that was provided.

     SECTION 3.32 ACTIONS BY THE BOARD OF DIRECTORS. The Company has delivered to Parent true, correct and complete copies of the minutes of all meetings of the Company's Board of Directors and actions by written consent of the Company's Board of Directors, for meetings and consents on or prior to July 2, 2001. Since July 2, 2001, the only actions taken by the Board of Directors or any committee thereof are those reflected in the draft board minutes for meetings of August 17, 2001, September 7, 2001 and September 21, 2001 included as Exhibit 3.32 of the Company Letter.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as expressly permitted by clauses (a) through (q) of this Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (a) (i) other than dividends paid by wholly-owned Subsidiaries, declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such, (ii) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options (including options under the Company Stock Option Plans) to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (i) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, (ii) the issuance of shares of Company Common Stock pursuant to the Stock Option Agreement, (iii) shares issuable upon the exercise of warrants outstanding as of the date hereof, and
(iv) pursuant to the terms set forth in Section 4.1(b) of the Company Letter;

          (c) amend the Company Charter or by-laws;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets;

          (e) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than sales of inventory that are in the ordinary course of business consistent with past practice;

          (f) incur any indebtedness for borrowed money (other than draws under the existing credit agreement with Silicon Valley Bank for use in the ordinary course of business consistent with past practices), guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person (except as set forth in Section 4.1(r) below), other than indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries, in each case in the ordinary course of business consistent with past practice;

          (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

          (h) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan, collective bargaining, employment, or any consulting agreement or make any determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Company Plan, except as set forth in Section 4.1(h) of the Company Letter;

          (i) increase the compensation payable or to become payable to its directors, officers or employees (except for (A) increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries, and (B) and a one-time payment of $10,000 for each non-employee director of the Company in lieu of per-meeting fees in connection with the meetings of the Board of Directors to consider strategic alternatives for the Company and (C) payments made to Mr. Test and Dr. Myler such that the fees received by them for 2001 were at an annual rate equal to $36,000) or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (j) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

          (k) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

          (l) prepare or file any Tax Return inconsistent with its past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (m) make or rescind any express or deemed election relating to Taxes or change any of its methods of reporting income or deductions for Tax purposes;

          (n) commence any litigation or proceeding with respect to any material Tax liability or settle or compromise any material Tax liability without Parent's consent or commence any other litigation or proceedings or settle or compromise any other material claims or litigation;

          (o) except as set forth in Section 4.1(o) of the Company Letter, enter into, renew, terminate or amend any agreement or contract material to the Company and its Subsidiaries, taken as a whole, including any Significant Contract but excluding any contracts for the sale by the Company of scanners and including, without limitation, any lease amendment or extension related to the real property leased under the terms of the

Lease between August Blasquez and the Company dated December 31, 1998, any agreement with Cedara Software, and any agreement with AccuImage Diagnostics Corp.; or purchase any real property or make or agree to make any new capital expenditure or expenditures which real property purchases or capital expenditures in the aggregate are in excess of $500,000;

          (p) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice;

          (q) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

          (r) make any loans or advances to or other investments in, Positron Corporation including, without limitation, any additional advances under the Loan Agreement dated June 29, 2001 by and between Positron Corporation and the Company, which consent in the case of this Subsection (r) shall not be unreasonably withheld.

     SECTION 4.2  NO SOLICITATION.

          (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company or any Subsidiary in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that nothing contained in this Section 4.2(a) shall prohibit the Company or its directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (B) referring a third party to this Section 4.2(a) or making a copy of this Section 4.2(a) available to any third party; and PROVIDED, FURTHER, that prior to the Shareholder Meeting, if the Board of Directors of the Company reasonably determines the Takeover Proposal constitutes a Superior Proposal (as defined below) and the Company complies with its obligations in Section 4.2(b) and in
Section 5.1, then, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority thereof after consultation with independent counsel (who may be the Company's regularly engaged independent counsel), the Company may, in response to an unsolicited request, furnish non-public information, and afford access to the properties, books, records, officers, employees and representatives of the Company, participate in discussions or negotiations regarding the Superior Proposal and, provided that the Company has complied with the provisos to its rights to terminate this Agreement pursuant to Section 7.1(g) hereof, enter into an agreement with respect to or approve or recommend to its shareholders a Superior Proposal (and, to the extent permitted by Section 5.1 hereof, withdraw, modify or change its recommendation of this Agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer or director of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any proposal for a merger, tender offer or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Stock Option Agreement, and "SUPERIOR PROPOSAL" means a bona fide proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or substantially all its assets or otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines, at a duly constituted meeting of the Board of Directors or by unanimous written consent, in its reasonable good faith judgment (after consultation with its financial advisor) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members of the Board of Directors of the Company, as expressed in a resolution adopted at a duly constituted meeting of such directors, is reasonably capable of being obtained by such third party.

          (b) The Company shall advise Parent orally and in writing within 24 hours of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any expression of interest regarding a potential Takeover Proposal that is received by or communicated to any officer or director of the Company or, to the Knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal), and (iii) the identity of the person making any such Takeover Proposal. If the Company intends to participate in discussions or negotiations with and/or furnish any Person with any information with respect to any inquiry or Takeover Proposal in accordance with Section 4.2(a), the Company shall advise Parent orally and in writing of such intention not less than 48 hours in advance of providing such information. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

     SECTION 4.3 THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

     SECTION 4.4 REORGANIZATION. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall take or fail to take any action with the actual knowledge of those taking or failing to take such action (or those directing such action or failure to take action) that such action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 4.5 WARRANTS. The Parent shall cause the Surviving Corporation to honor the terms of any warrants outstanding as of the date hereof and listed in Section 3.2(b) of the Company Letter. The Company will use its best efforts to obtain a waiver of all registration rights granted by the Company to the persons listed in Schedule 4.5 of the Company Letter.

                              ARTICLE V

                        ADDITIONAL AGREEMENTS

     SECTION 5.1 SHAREHOLDER MEETING. The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of shareholders (the "SHAREHOLDER MEETING") for the purpose of considering the approval and adoption of this Agreement and the Plan of Merger at such meeting call for a vote and cause proxies to be voted in respect of the approval and adoption of this Agreement. The Company will, through its Board of Directors, recommend to its shareholders the adoption and approval of this Agreement and shall not withdraw, modify or change such recommendation; provided, however, that the Board of Directors of the Company may withdraw, modify or change such recommendation if it (a) has not breached Section 4.2 and (b) enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors resolves to do so, provided that the Company has complied with the provisos to its right to terminate this Agreement in
Section 7.1(g) of this Agreement. Notwithstanding the Company's rights regarding a Superior Proposal in the preceding sentence, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal or Superior Proposal.

     SECTION 5.2 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT.

          (a) The Company and Parent shall promptly prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration

Statement, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its shareholders. If holders of warrants set forth in Section 3.2(b) of the Company Letter waive all registration rights that would affect Parent Common Stock other than the right granted pursuant to this Section (such warrants for which waivers are received being referred to herein as "AMENDED WARRANTS") Parent shall (i) include in the Registration Statement shares of Common Stock issuable upon exercise of the Amended Warrants (ii) convert the Registration Statement to a shelf registration which the Parent will keep effective for one year following the Effective Time, and (iii) amend the Amended Warrants to provide that such warrants may be exercised on a "cashless" or "net exercise" basis. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of the Substitute Options (as defined in Section 5.7), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

          (b) Parent and the Company promptly will notify each other of the receipt of comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information, and promptly will supply each other with copies of all correspondence between the parties and the SEC with respect thereto. If, at any time prior to the Shareholder Meeting, any event should occur relating to or affecting the Company, Parent or Sub, or to their respective Subsidiaries, officers or directors, which event should be described in an amendment or supplement to the Registration Statement or the Proxy Statement, the parties promptly will inform each other and cooperate in preparing, filing and having declared effective or clearing with the SEC and, if required by applicable state securities laws, distributing to the Company's shareholders such amendment or supplement.

     SECTION 5.3 ACCESS TO INFORMATION. Subject to currently existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, and shall instruct their agents and representatives to, afford to the Parent and its Subsidiaries and each of their accountants, counsel, financial advisors and other representatives of Parent reasonable access, and permit them to make such inspections as they may reasonably require of, during the period from the date of this Agreement through the Effective Time, all of their respective properties, books, contracts, commitments and records (including engineering records and Tax Returns and the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to (i) furnish promptly to Parent a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) consistent with its legal obligations, furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request, (iii) promptly make available to Parent all personnel of the Company and its Subsidiaries knowledgeable about matters relevant to such inspections as reasonably requested by Parent and (iv) provide reasonable access to the Company's and Subsidiaries' facilities and operations to enable Parent to conduct a health and safety review of the business, including the right to drill and take samples. No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement, dated February 2, 2001, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT").

     SECTION 5.4 RULE 145 LETTERS. On the date hereof, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Shareholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "RULE 145 AFFILIATES"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of EXHIBIT E hereto, executed by each of such persons identified in the foregoing list.

     SECTION 5.5 STOCK EXCHANGE LISTINGS. Parent shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, any shares of Parent Common Stock to be issued in connection with the Merger or in connection with Substitute Options that have not been previously listed.

     SECTION 5.6  FEES AND EXPENSES.

          (a) Except as provided in this Section 5.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including filing fees under the Securities Act, the Exchange Act and the HSR Act) shall be divided equally between Parent and the Company.

          (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (A) by the Company pursuant to
Section 7.1(d)(i) after receipt of a Superior Proposal, (B) by Parent pursuant to Section 7.1(b), (c) or (f), (C) by Parent or the Company pursuant to Section 7.1(e) (after receipt of a Superior Proposal or after the occurrence of any of the events described in clause (i), (ii) or (iii) of
Section 7.1(f)) or (g), then, in each case, the Company shall (without prejudice to any other rights of Parent against the Company) reimburse Parent upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants (collectively, "PARENT FEES") up to a maximum of $1,500,000. As used herein, "AFFILIATE" shall have the meaning set forth in Rule 405 under the Securities Act.

          (c) Notwithstanding any provision in this Agreement to the contrary:

              (i)  if this Agreement is terminated:

                   (A) by the Company pursuant to Section 7.1(d)(i) after receipt of a Superior Proposal, or

                   (B) by Parent pursuant to Section 7.1(b) or (f), or

                   (C) by Parent pursuant to Section 7.1(c) or by Parent or the Company pursuant to Section 7.1(e) in either case after receipt of a Superior Proposal or after the occurrence of any of the events described in clause (i),
                   (ii) or (iii) of Section 7.1(f),

and, in the case of (A), (B) or (C), prior to, concurrently with or within twelve months after such a termination a Third Party Acquisition Event (as defined below) occurs, then the Company shall (in addition to any obligation under Section 5.6(b) and without prejudice to any other rights of Parent against the Company) pay to Parent the Termination Fee (as defined below) in cash, such payment to be made promptly, but in no event later than the second business day following, the later to occur of such termination and such Third Party Acquisition Event; or

              (ii) if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(g), then the Company shall (in addition to any obligation under Section 5.6(b) and without prejudice to any other rights of Parent against the Company) pay to Parent the Termination Fee in cash, such payment to be made by the Company concurrently with such termination if the termination is by the Company, or no later than the second business day following such termination if the termination is by Parent.

              "TERMINATION FEE" means $11,000,000, provided, however, that
(i) such amount shall be reduced to an amount not less than zero by subtracting from $11,000,000 the net amount realized or realizable by Parent under the Stock Option Agreement, based on the facts as they exist on the date such fee shall become due, which net amount shall be determined by subtracting any exercise price and underwriting discounts or commissions incurred by Parent in connection with the acquisition and disposition of the "Optioned Shares" described in the Stock Option Agreement, and after giving effect to Section 9(c) thereof, and (ii) the total of the Termination Fee and any amount actually realized by Parent under the Stock Option Agreement shall not exceed $11,000,000; provided further that if such Fee shall be so reduced by an amount so realizable by Parent and thereafter the Stock Option Agreement shall terminate without receipt by Parent of such amount, then an additional payment shall be made to Parent in the amount by which the Termination Fee was reduced hereunder promptly following such termination.

              A "THIRD PARTY ACQUISITION EVENT" means any of the following events: (A) any person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; (B) any group (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding shares of Company Common Stock; (C) the Company enters into, or announces that it proposes to enter into, an agreement, including, an agreement in principle, providing for a merger or other business combination involving the Company or a "significant subsidiary" (as defined in Rule 1.02(w) of Regulation S-X as promulgated by the SEC) of the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company or a significant subsidiary (other than the transactions contemplated by this Agreement); (D) any person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; or (E) there is a public announcement with respect to a plan or intention by the Company to effect any of the foregoing transactions. For purposes of this Section 5.6(c), the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act.

          (d) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (i) by the Company pursuant to
Section 7.1(b) or (c), then Parent shall (without prejudice to any other rights of the Company against Parent) reimburse the Company upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of the Company or any Affiliate of the Company in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants (collectively, "COMPANY FEES"), PROVIDED, HOWEVER, that (A) in no event shall the amount paid pursuant to this Section 5.6(d) in reimbursement of the Company Fees exceed $1,500,000.

     SECTION 5.7  COMPANY STOCK OPTIONS.

          (a) Prior to the Effective Time, the Company shall elect to accelerate all Company Stock Options pursuant to its right to do so under the Company Stock Option Plans, and shall provide that all such Company Stock Options will be cancelled at the Effective Time unless exercised prior thereto, except to the extent set forth in Section 5.7(b).

          (b) At the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time and that has an exercise or strike price less than $1.89 shall become and represent the right to receive a number of shares of Parent Common Stock (each a "SUBSTITUTE SHARE"), equal to:

         X = A x {[ B - (C + T)] / B} x D
     where:

            X  =  number of Substitute Shares

            A  =  number of shares of Company Common Stock subject or related to such Company Stock Option

            B  =  $1.89

            C  =  exercise or purchase price per share of Company Common
                  Stock subject or related to such Company Stock Option

            T  =  all applicable federal, state and local taxes required to be withheld by the Parent per share of Company Common Stock subject or related to such Company Stock Option

            D  =  the Merger Consideration

Parent shall pay cash to holders of Substitute Shares in lieu of issuing fractional shares of Parent Common Stock.

          (c) Parent shall offer to employees of the Company who will become Employees of the Surviving Corporation or Parent and who hold Company Stock Options that are cancelled under Section 5.7(a), and that have exercise prices equal to or greater than $1.89 ("CANCELLED OPTIONS"), the election to waive any rights associated with the Cancelled Options in exchange for options to purchase Parent Common Stock ("PARENT STOCK OPTIONS") on terms consistent with options granted to Parent employees generally, which terms shall include the following:

               (i) the exercise price of any such Parent Stock Options shall be equal to the exercise price of the Cancelled Option divided by the Exchange Ratio, where the "EXCHANGE RATIO" is an amount equal to $1.89 divided by the Average Parent Share Price;

               (ii) the number of shares of Parent Common Stock for which such Parent Stock Options shall be exercisable shall be equal to the number of shares of Company Common Stock subject to the Cancelled Option multiplied by the Exchange Ratio;

               (iii) the vesting schedule of the Parent Stock Option shall provide for annual vesting in September of each year (each a "VESTING DATE");

               (iv) the amount of shares of Parent Common Stock vesting on each Vesting Date shall be determined as follows:

                    (A) to the extent the Cancelled Option was vested as of the Effective Date, the portion of the Parent Stock Option attributable to such vested shares shall also be vested; and

                    (B) to the extent the Cancelled Option would vest with respect to Company Common Stock after the Effective Date, the portion of the Parent Stock Option attributable to such unvested shares shall vest after the Effective Date on succeeding Vesting Dates such that on each Vesting Date, the number of shares of Parent Common Stock vesting on each Vesting Date shall equal the number of shares of Company Common Stock that would have, but had not already, vested over the prior 12-month period under the Cancelled Option.

               (v) Any determination of the extent to which a Cancelled Option is vested as of the Effective Date shall be made without regard to the operation of this Section 5.7 or any action by the Board of Directors of the Company between the date hereof and the Effective Time.

               (vi) Any grants of a Parent Stock Option may, at the request of Parent, be made pursuant to and subject to definitive stock option agreements between the Parent and each holder of a Cancelled Option.

     (d) The Company shall take all action necessary in implementing the provisions of this Section 5.7, including, for avoidance of doubt, amendment of the Company Stock Option Plans pursuant to a resolution of the Board of Directors in form and substance satisfactory to Parent, to ensure that, after giving effect to the foregoing, no Company Stock Option shall be exercisable for Company Common Stock or Parent Common Stock following the Effective Time.

     SECTION 5.8 REASONABLE BEST EFFORTS.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid or vigorously defend an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement, including without limitation obtaining the waiver, cancellation or voluntary termination of the registration rights listed on Schedule 3.2(b) prior to the Closing by the holders thereof to the extent that they would otherwise be outstanding after the Merger. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

          (b) Each party shall use reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

          (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, (i) the Company shall not, without Parent's prior written consent, commit to any divestiture transaction or commit to alter or restrict its business or commercial practices in any way, and (ii) neither Parent nor any of its Affiliates shall be required to (A) divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent or any of its Affiliates, or (B) alter or restrict in any way the business or commercial practices of Parent, any of its Affiliates, or the Company.

          (d) The Company shall use reasonable best efforts to file, within 30 days of the date of this Agreement, a UCC-1 financing statement (or similar form) with respect to each scanner that has been shipped to a third party warehouse, and for which the Company has received less than all of the cash that was due upon or as a result of such shipment.

     SECTION 5.9 PUBLIC ANNOUNCEMENTS. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or the Nasdaq National Market.

     SECTION 5.10 STATE TAKEOVER LAWS. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or in the Stock Option Agreement, Parent and the Company and their respective Boards of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

     SECTION 5.11 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE.


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          (a) From and after the Effective Time, Parent shall cause the
Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent and in the same manner such persons are indemnified as of the date of this Agreement by the Company pursuant to the NJBCA, the Company Charter, the Company's By-laws and in any agreement with the Company listed on Section
5.11 of the Company Letter for acts or omissions occurring at or prior to the Effective Time (including indemnifying and holding harmless such persons for acts or omissions occurring at or prior to the Effective Time in respect of the Merger and the transactions contemplated thereby) to the same extent and in the manner as such persons are indemnified as of the date of this Agreement by the Company pursuant to the NJBCA, the Company Charter, the Company's By-laws and the listed agreements.

          (b) Prior to the Effective Time, the Company shall purchase a "tail" insurance policy which provides the Company's current directors and officers insurance and indemnification coverage for events occurring prior to the Effective Time (the "D&O INSURANCE TAIL POLICY") with policy limits not greater than those in effect on August 31, 2001, and with a term of not more than six years from the Effective Time. Parent shall not cancel the D&O Insurance Tail Policy.

          (c) Parent hereby agrees that, effective at the Effective Time, Parent will guarantee the obligations of the Surviving Corporation under
Section 5.11(a) and (b).

          (d) Notwithstanding anything to the contrary contained in this Agreement, neither the Surviving Corporation, Parent nor any affiliate of Parent shall be obligated to pay in the aggregate any amounts (including, but not limited to amounts paid as judgments, fines, penalties, settlement costs, attorneys' fees or indemnification pursuant to Clauses (a), (b) or (c) of this Section 5.11) in excess of $35,600,000.

          (e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the indemnified parties and their respective heirs and legal representatives.

     SECTION 5.12 NOTIFICATION OF CERTAIN MATTERS. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of:
(a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (i) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, (b) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (c) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

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     SECTION 5.13 SUSPENSION OF 1994 EMPLOYEE STOCK PURCHASE PLAN. The
Company shall amend, effective as of the date hereof, the 1994 Employee Stock Purchase Plan to halt purchases under the plan at the end of the payroll period in which this Agreement is executed.

     SECTION 5.14 EMPLOYEE BENEFIT PLANS. For the first year following the Effective Time while employed by the Surviving Corporation, employees of the Surviving Corporation will receive base wages and salaries at rates no less favorable to such employees than the rates of base wages and salaries paid by the Company or its Subsidiaries to such employees on the date of this Agreement (excluding bonuses and other variable pay). For a period of one year immediately following the Effective Time, Parent shall or shall cause the Surviving Corporation to maintain in effect employee benefit plans and arrangements which provide benefits which have a value which is substantially comparable, in the aggregate, to the benefits provided by the benefits plans of the Company on the date of this Agreement (not taking into account the value of any benefits under any such plans which are equity based). For purposes of determining eligibility to participate, vesting and accrual or entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of the Surviving Corporation, employees of the Company and its Subsidiaries as of the Effective Time shall receive service credit for service with the Company and its Subsidiaries to the same extent such credit was granted under the Company Plans, subject to offsets for previously accrued benefits and no duplication of benefits. Notwithstanding the foregoing, nothing in this Section 5.14 shall require any action on the part of Parent or the Surviving Corporation with respect to any employees subject the foreign laws or regulations relating to employee benefits.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

          (a) SHAREHOLDER APPROVAL. This Agreement and the Plan of Merger shall have been duly approved by the requisite vote of shareholders of the Company in accordance with applicable law, the Company Charter and the Company's By-laws.

          (b) STOCK EXCHANGE LISTINGS. The Parent Common Stock issuable in the Merger and not reviously listed shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (c) HSR AND OTHER APPROVALS/CONSENTS OR WAIVERS.

               (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.


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               (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

          (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

          (e) NO ORDER. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby; provided, however, that the provisions of this Section 6.1(e) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 5.8 shall have been the cause of, or shall have resulted in, the enforcement or entering into of any such law, rule, regulation, executive order, decree, injunction or other order.

     SECTION 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

          (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES.

               (i) Each of Parent and Sub shall have performed in all material respects each of its agreements and covenants contained in this Agreement required to be performed on or prior to the Effective Time;

               (ii) Each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall have been true and correct when made, and shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date); and

               (iii) Each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by one of its officers to such effect.

          (b) TAX OPINION. The Company shall have received an opinion of Allen Matkins Leck Gamble & Mallory LLP, counsel to the Company, in form and substance reasonably satisfactory to the Company, dated the Effective Time, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time substantially to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code, and the Company, Sub, and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Allen Matkins Leck Gamble & Mallory LLP may receive and rely upon representations from Parent, the Company, and certain shareholders of the Company.

          (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to Parent. The Company shall have received a certificate signed on behalf of Parent by an officer of Parent to such effect.

          (d) COMPANY STOCK OPTION PLANS. Parent shall have taken all action required to be taken by it to implement the provisions of Section 5.7.

     SECTION 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

          (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES.

               (i) The Company shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time;

               (ii) Each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall have been true and correct when made, and shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date); and

               (iii) Each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.

          (b) TAX OPINION. Parent shall have received an opinion of Gibson, Dunn & Crutcher LLP, counsel to Parent, in form and substance reasonably satisfactory to Parent, dated the Effective Time, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time substantially to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub, and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Gibson, Dunn & Crutcher LLP may receive and rely upon representations from Parent, the Company, and certain shareholders of the Company.

          (c)      CONSENTS.

               (i) The Company shall have obtained the consent or approval of each person or Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except as to which the failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated in this Agreement or the Stock Option Agreement or the Shareholder Agreement.

               (ii) In obtaining any approval or consent required to consummate any of the transactions contemplated herein, in the Stock Option Agreement or the Shareholder Agreement, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Parent, individually or in aggregate would have a Material Adverse Effect on the Company or Parent.

          (d) AFFILIATE AGREEMENTS. Parent shall have received the written agreements from Rule 145 Affiliates of the Company described in Section 5.4.

          (e) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to the Company. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

          (f) COMPANY STOCK OPTION PLANS. The Company shall have taken all action required to be taken by it to implement the provisions of Section 5.7. In addition, the Company shall have received written consents specified with respect to stock option grants set forth in Section 6.3(f) of the Company Letter.

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

          (g) DIRECTOR AND OFFICER RESIGNATIONS. All of the Directors of the Company and its Subsidiaries and any officers thereof designated by Parent, shall have tendered their resignation in form and substance satisfactory to Parent.

          (h) STOCK BONUS PLAN. The Company shall have terminated the 1987 Plan in form and substance satisfactory to Parent.

          (i) NON EMPLOYEE DIRECTOR OPTION PLAN. The Company shall have terminated the Non-Employee Director Option Plan and all options issued pursuant thereto if not exercised prior to the Effective Time.

          (j) ENVIRONMENTAL APPROVAL. Parent shall have received the results of its environmental site assessments of the Company's and the Subsidiaries' operations and real properties currently or formerly owned, leased or used by the Company or any Subsidiary, and such results shall not have identified (i) any contamination of ground water, surface water or sediment, (ii) any significant contamination of soil or surfaces, or (iii) any other environmental, health and safety concerns requiring cleanup or decontamination or otherwise posing a risk to human health or the environment, whether or not such matters are known by Parent prior to the date hereof or contained in the Company Letter; provided, however, that this condition shall be deemed satisfied if the matters described in each of (i),
(ii) or (iii) do not, or will not reasonably be expected to, result in liabilities to the Company, or to the Parent or Surviving Corporation after the Effective Time, in excess of $2,000,000, based on the reasonable determination of Parent.

          (k) TERMINATION OF 401(k) PLAN. Prior to the Effective Time, the Company will take such action as is necessary to terminate the Imatron 401(k) Plan (the "COMPANY 401(k) PLAN") in conformance with the requirements of ERISA and the Internal Revenue Code, including rules and regulations issued thereunder, immediately prior to the Effective Time and also will take all necessary action to ensure that each participant who has an account in the Company 401(k) Plan as of the Effective Time, shall be fully vested in his or her Company 401(k) Plan account balance in a manner acceptable to Parent.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the
Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by such other party of written notice of such failure to comply;

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

          (c) by Parent if (i) there has been a breach of a representation or warranty of the Company that gives rise to a failure of the fulfillment of a condition of the Parent's and Sub's obligations to effect the Merger pursuant to Section 6.3(a)(ii) or by Company if (ii) there has been a breach of a representation or warranty of the Parent or Sub that gives rise to a failure of the fulfillment of a condition of the Company's obligations to effect the Merger pursuant to Section 6.2(a)(ii), in each case which breach has not been cured within five business days following receipt by the breaching party of written notice of the breach;

          (d) by either Parent or the Company if:

               (i) the Merger has not been effected on or prior to the close of business on the later of June 15, 2002, or the date 75 days after the waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or

               (ii) Any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.8) permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (e) By either Parent or the Company if the shareholders of the Company do not approve this Agreement at the Shareholder Meeting or at any adjournment or postponement thereof;

          (f) By Parent if

               (i) The Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its shareholders, or shall have resolved to do so,

               (ii) The Board of Directors of the Company, shall have recommended to the shareholders of the Company any Takeover Proposal or shall have resolved to do so, or

               (iii) A tender offer or exchange offer for 20% or more of the outstanding stocks of capital stock of the Company is commenced by a third party that is not an Affiliate of Parent, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

          (g) By Parent or the Company if the Company enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors of the Company resolves to do so; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless (i) the Company has delivered to Parent a written notice of the Company's intent to enter into such an agreement to effect the Superior Proposal, (ii) 48 hours have elapsed following delivery to Parent of such written notice by the Company and (iii) during such 48-hour period the Company has fully cooperated with Parent, including informing Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; PROVIDED, FURTHER, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless at the end of such 48 hour period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal when compared to the Merger (taking into account any such modification as may be proposed by Parent) and concurrently with such termination the Company pays to Parent the amounts specified under Sections 5.6(a), (b) and (c);

          (h) By Company if the waiting period applicable to the consummation of the Merger under the HSR Act has not expired or been terminated on or prior to June 15, 2002; or

          (i) By Parent if the waiting period applicable to the consummation of the Merger under the HSR Act has not expired or been terminated on or prior to June 15, 2002.

The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     SECTION 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Section 5.6, which shall survive the termination); PROVIDED, HOWEVER, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

     SECTION 7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, in the case of Sub or the Company, or a Senior Vice President of Parent, at any time before

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

or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by law or the rules of the Nasdaq National Market requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES; NO OTHER REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, or the documents, certificates and instruments contemplated hereby, none of the Company, Parent or Sub makes any other representations and warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

     SECTION 8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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

                 GE Medical Systems
                 P.O. Box 414, W-410
                 Milwaukee, WI 53201
                 Attn: General Counsel
                 Fax: 414-544-3575

                 and:

                 General Electric Company
                 3135 Easton Turnpike
                 Fairfield, CT 06431-0001
                 Attn: Vice President and Senior Counsel - Transactions

                 and

                 Gibson, Dunn & Crutcher LLP
                 1801 California Street , Suite 4100
                 Denver, Colorado  80202
                 Attention:  Richard M. Russo, Esq.
                 Facsimile No.:  303-313-2838

                 and

                 McCarter & English, LLP
                 100 Mulberry Street
                 Newark, N.J.  07102 - 4096
                 Attention:  Kenneth E. Thompson, Esq.
                 Facsimile No.:  973-624-7070

          (b)    if to the Company, to:

                 Imatron Inc.
                 389 Oyster Point Blvd
                 South San Francisco, California 94080
                 Attention:  S. Lewis Meyer

                 with a copy to:

                 Allen Matkins Leck Gamble & Mallory LLP
                 333 Bush Street, 17th Floor
                 San Francisco, California 94104-2806
                 Attention:   Roger S. Mertz
                 Facsimile No.:  415-837-1516


     SECTION 8.3 INTERPRETATION.

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

          (a) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (b) "SUBSIDIARY" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or Company, as the case may be (either alone or through or together with any other Subsidiary), owns or controls, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

     SECTION 8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, except for the Stock Option Agreement and as provided in the last sentence of Section 5.3, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.11, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.6 GOVERNING LAW. Except to the extent that the laws of the State of New Jersey are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.7 ASSIGNMENT. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors or assigns.

     SECTION 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this

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Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     SECTION 8.9 ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding and waives any objection based on FORUM NON CONVENIENS or any other objection to venue thereof.

     SECTION 8.10 PERFORMANCE BY SUB. Parent hereby agrees to cause Sub to comply with its obligations hereunder and to cause Sub to consummate the Merger as contemplated herein and whenever this Agreement requires Sub to take any action, such requirement shall be deemed to include an undertaking of Parent to cause Sub to take such action.

     SECTION 8.11 DEFINED TERMS. Each of the following terms is defined in the Section identified below:


1993 Plan...............................................................................Section 3.2(a)(iv)
1997 Plan................................................................................Section 3.2(a)(v)

2001 Plan...............................................................................Section 3.2(a)(ii)

510(k).........................................................................................Section 3.8

Affiliate...................................................................................Section 5.6(b)
Affiliated Person.............................................................................Section 3.26
Agreement.........................................................................................Preamble
Average Parent Share Price..................................................................Section 1.5(c)

Blue Sky Laws..................................................................................Section 2.3

Cancelled Options...........................................................................Section 5.6(c)
Certain Factors................................................................................Section 3.7
Certificate of Merger..........................................................................Section 1.2
Certificates................................................................................Section 1.6(b)
Closing.......................................................................................Section 1.14
Closing Date..................................................................................Section 1.14
Code..............................................................................................Recitals
Company...........................................................................................Preamble
Company Business Personnel....................................................................Section 3.14
Company Charter................................................................................Section 3.4

                                       59



Company Common Stock........................................................................Section 1.5(c)
Company Foreign Benefit Plan...............................................................Section 3.12(d)
Company Intellectual Property.................................................................Section 3.15
Company Letter...................................................................................Section 3
Company Licenses..............................................................................Section 3.15
Company Multiemployer Plan.................................................................Section 3.12(c)
Company Permits................................................................................Section 3.8
Company Plan............................................................................................23
Company Preferred Stock.....................................................................Section 3.2(a)
Company SEC Documents..........................................................................Section 3.5
Company Stock Option Plans..................................................................Section 3.2(b)
Company Stock Options.......................................................................Section 3.2(b)
Company Warrants............................................................................Section 3.2(b)
Compensation Agreements....................................................................Section 3.11(a)
Confidentiality Agreement......................................................................Section 5.3
Constituent Corporations..........................................................................Preamble

D&O Insurance..............................................................................Section 5.11(b)
Director Plan..........................................................................Section 3.2(a)(iii)

Effective Time.................................................................................Section 1.2
Environmental Law......................................................................Section 3.21(a)(ii)
Environmental Permit..................................................................Section 3.21(a)(iii)
ERISA......................................................................................Section 3.12(a)
ERISA Affiliate............................................................................Section 3.12(c)
Exchange Act...................................................................................Section 2.3
Exchange Agent..............................................................................Section 1.6(a)
Exchange Fund...............................................................................Section 1.6(a)
Exchange Ratio...........................................................................Section 5.6(c)(i)

FDA............................................................................................Section 3.8

Governmental Entity............................................................................Section 2.3

Hazardous Substances....................................................................Section 3.22(a)(i)
HSR Act........................................................................................Section 2.3

IRS............................................................................................Section 3.9

Knowledge of the Company.......................................................................Section 3.8

Liens.........................................................................................Section 3.28

Material Adverse Change...................................................................Section 2.1, 3.1
Material Adverse Effect...................................................................Section 2.1, 3.1
Merger............................................................................................Recitals
Merger Consideration........................................................................Section 1.5(c)

NJBCA..........................................................................................Section 1.1
NYSE...........................................................................................Section 2.3

Parent............................................................................................Preamble
Parent Common Stock.........................................................................Section 1.5(c)

                                       60


Parent SEC Documents...........................................................................Section 2.5
Parent Stock Options........................................................................Section 5.6(c)
PMA............................................................................................Section 3.8
Proxy Statement................................................................................Section 2.6

Real Estate................................................................................Section 3.28(b)
Registration Statement.........................................................................Section 2.2
reorganization....................................................................................Recitals
Risk Factor Disclosures........................................................................Section 3.7
Rule 145 Affiliates............................................................................Section 5.4

SEC............................................................................................Section 2.2
Securities Act.................................................................................Section 2.2
Shareholder Agreement.............................................................................Recitals
Significant Contracts......................................................................Section 3.11(b)
SSA............................................................................................Section 3.8
State Takeover Approvals.......................................................................Section 2.3
Stock Option Agreement............................................................................Recitals
Stockholder Meeting............................................................................Section 5.1
Sub...............................................................................................Preamble
Subsidiary..................................................................................Section 8.3(b)
Substitute Share............................................................................Section 5.6(a)
Superior Proposal...........................................................................Section 4.2(a)
Surviving Corporation..........................................................................Section 1.1

Takeover Proposal...........................................................................Section 4.2(a)
Tax Return.....................................................................................Section 3.9
Taxes..........................................................................................Section 3.9
Third Party Acquisition Event...........................................................Section 5.6(c)(ii)

Valuation Period............................................................................Section 1.5(c)
Vesting Date...........................................................................Section 5.6(c)(iii)

Worker Safety Laws............................................................................Section 3.13

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                       GENERAL ELECTRIC COMPANY,
                                       A NEW YORK CORPORATION

                                       By: /s/ J. Keith Morgan
                                           -------------------
                                       Name:  J. Keith Morgan
                                       Title:  Vice President

                                       RUBY MERGER CORP.,
                                       A NEW JERSEY CORPORATION

                                       By: /s/ J. Keith Morgan
                                           -------------------
                                           Name:  J. Keith Morgan
                                           Title:  President

             [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                       IMATRON INC.,
                                       A NEW JERSEY CORPORATION

                                       By: /s/ S. Lewis Meyer
                                           ------------------
                                           Name: S. Lewis Meyer
                                           Title:  Chief Executive Officer






                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]